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                              CINCINNATI BELL INC.
                         1997 LONG TERM INCENTIVE PLAN

1.  PURPOSE.
    The purpose of the Cincinnati Bell Inc. 1997 Long Term Incentive Plan (the "Plan") is to further the long term growth of Cincinnati Bell Inc. (the "Company") by offering competitive incentive compensation related to long term performance goals to those employees of the Company and its subsidiaries who will be largely responsible for planning and directing such growth. The Plan is also intended as a means of reinforcing the commonality of interest between the Company's shareholders and the employees who are participating in the Plan and as an aid in attracting and retaining employees of outstanding abilities and specialized skills. The Plan shall become effective on the date on which it is approved by the shareholders of the Company (the "Effective Date").

2.  ADMINISTRATION.
    2.1 The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"). The Committee shall consist of at least three members of the Board (a) who are neither officers nor employees of the Company, (b) who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and who are "outside directors" within the meaning of section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

    2.2 Subject to the limitations of the Plan, the Committee shall have the sole and complete authority (a) to select from the salaried employees of the Company and its subsidiaries those employees who shall participate in the Plan ("Participants"), (b) to make awards in such forms and amounts as it shall determine and to cancel or suspend awards, (c) to impose such limitations, restrictions and conditions upon awards as it shall deem appropriate, (d) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (e) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan. Determinations of fair market value under the Plan shall be made in accordance with the methods and procedures established by the Committee. The Committee's determinations on matters within its authority shall be conclusive and binding on the Company and all other parties.

    2.3 The Committee may delegate to one or more Senior Managers or to one or more committees of Senior Managers the right to make awards to employees who are not officers or directors of the Company.

3.  TYPES OF AWARDS.
    Awards under the Plan may be in any one or more of the following: (a) stock options, including incentive stock options ("ISOs"), (b) stock appreciation rights ("SARs"), in tandem with stock options or free-standing, (c) restricted stock, (d) performance shares and performance units conditioned upon meeting performance criteria and (e) other awards based in whole or in part by reference to or otherwise based on Company Common Shares, $1.00 par value ("Common Shares"), or other securities of the Company or any of its subsidiaries ("other stock unit awards"). In connection with any award or any deferred award, payments may also be made representing dividends or interest or other equivalent. No awards shall be made under the Plan after ten years from the Effective Date.

4.  SHARES SUBJECT TO PLAN.
    Subject to adjustment as provided in Section 13 below, two percent (2%) of the Company's outstanding Common Shares as of the first day of each calendar year during which the Plan is in effect shall be available for award under the Plan in such year; provided, however, that for calendar year 1997, the number of Common Shares available for award under the Plan shall be the sum of (a) one percent (1%) of the Company's outstanding Common Shares as of January 1, 1997 plus (b) the number of Common Shares available for award under the Cincinnati Bell Inc. 1988 Long Term Incentive Plan and the Cincinnati Bell Inc. 1989 Stock Option Plan (the "Predecessor Plans") immediately prior to the Effective Date. Common

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4.  SHARES SUBJECT TO PLAN. (CONTINUED)
Shares available in any year which are not used for awards under the Plan shall be available for award in subsequent years. Notwithstanding the foregoing, subject to adjustment as provided in Section 13 below, the total number of Common Shares available under the Plan for awards of ISOs shall not exceed twenty-five percent (25%) of the total number of Common Shares available for all awards over the ten year life of the Plan and the total number of Common Shares available for awards under the Plan to any one Participant shall not exceed ten percent (10%) of the total number of Common Shares available for all awards over the ten year life of the Plan. In the future, if another company is acquired, any Common Shares covered by or issued as result of the assumption or substitution of outstanding grants of the acquired company shall not be deemed issued under the Plan and shall not be subtracted from the Common Shares available for grant under the Plan. The Common Shares deliverable under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares. If any Common Shares subject to any award are forfeited, or the award is terminated without issuance of Common Shares or other consideration, the Common Shares subject to such awards shall again be available for grant pursuant to the Plan.

5.  STOCK OPTIONS.
    All stock options granted under the Plan shall be subject to the following terms and conditions:

    5.1 The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant options to purchase Common Shares, which options may be options that comply with the requirements for incentive stock options set forth in section 422 of the Code ("ISOs") or options which do not comply with such requirements ("NSOs") or both. The grant of an option shall be evidenced by a signed written agreement ("Stock Option Agreement") containing such terms and conditions as the Committee may from time to time prescribe.

    5.2 The purchase price per Common Share of options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Shares on the date the option is granted.

    5.3 Unless otherwise prescribed by the Committee in the Stock Option Agreement, each option granted under the Plan shall be for a period of ten years, shall be exercisable in whole or in part after the commencement of the second year of its specified term and may therefore be exercised in whole or in part before it terminates under the provisions of the Stock Option Agreement. The Committee shall establish procedures governing the exercise of options and shall require that written notice of exercise be given and that the option price be paid in full in cash at the time of exercise. The Committee may permit a Participant, in lieu of part or all of the cash payment, to make payment in Common Shares or other property valued at fair market value on the date of exercise, as partial or full payment of the option price. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired Common Shares.

    5.4 Any ISO granted under the Plan shall be exercisable upon the date or dates specified in the Stock Option Agreement, but not earlier than one year after the date of grant of the ISO and not later than 10 years after the date of grant of the ISO, provided that the aggregate fair market value, determined as of the date of grant, of Common Shares for which ISOs are exercisable for the first time during any calendar year as to any Participant shall not exceed the maximum limitations in section 422A of the Code. Notwithstanding any other previsions of the Plan to the contrary, no individual will be eligible for or granted an ISO if, at the time the option is granted, that individual owns (directly or indirectly, within the meaning of section 424(d) of the Code) stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

6.  STOCK APPRECIATION RIGHTS.

    6.1 A SAR may be granted free-standing or in tandem with new options or after the grant of a related option which is not an ISO. The SAR shall represent the right to receive payment of a sum not to exceed the

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6.  STOCK APPRECIATION RIGHTS. (CONTINUED)
amount, if any, by which the fair market value of the Common Shares on the date of exercise of the SAR (or, if the Committee shall so determine in the case of any SAR not related to an ISO, any time during a specified period before the exercise date) exceeds the grant price of the SAR.

    6.2 The grant price (which shall not be less than the fair market value of the Common Shares on the date of the grant) and other terms of the SAR shall be determined by the Committee.

    6.3 Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Common Shares or other property or in a combination thereof, as the Committee shall determine. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at fair market value on the date of exercise of the SAR.

    6.4 Unless otherwise determined by the Committee, any related option shall no longer be exercisable to the extent the SAR has been exercised and the exercise of an option shall cancel the related SAR to the extent of such exercise.

7.  RESTRICTED STOCK.
    Common Shares awarded as restricted stock may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law, unless the Committee otherwise elects. The Participant shall have, with respect to Common Shares awarded as restricted stock, all of the rights of a shareholder of the Company, including the right to vote the Common Shares, and the right to receive any cash dividends, unless the Committee shall otherwise determine. Upon termination of employment during the restricted period, all restricted stock shall be forfeited, subject to such exceptions, if any, as are authorized by the Committee, as to termination of employment, retirement, disability, death or special circumstances.

8.  PERFORMANCE SHARES AND UNITS.
    8.1 The Committee may award to any Participant Performance Shares and Performance Units ("Performance Award"). Each Performance Share shall represent, as the Committee shall determine, one Common Share or other security. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value determined in the manner established by the Committee at time of award. Recipients of Performance Awards are not required to provide consideration other than the rendering of service, unless the Committee otherwise elects.

    8.2 Each Performance Award under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may determine.

    8.3 The performance period for each award of Performance Shares and Performance Units shall be of such duration as the Committee shall establish at the time of award ("Performance Period"). There may be more than one award in existence at any one time, and Performance Periods may differ. The performance criteria for each Performance Period shall be determined by the Committee.

    8.4 The Committee may provide that amounts equivalent to dividends paid shall be payable with respect to each Performance Share awarded, and that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to amounts equivalent to dividends previously credited to the Participant. The Committee may provide that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to Performance Units.

    8.5 Payments of Performance Shares and any related dividends, amounts equivalent to dividends and amounts equivalent to interest may be made in a lump sum or in installments, in cash, property or in a combination thereof, as the Committee may determine. Payment of Performance Units and any related amounts equivalent to interest may be made in a lump sum or in installments, in cash, property or in a combination thereof, as the Committee may determine.

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9.  OTHER STOCK UNIT AWARDS.
    9.1 The Committee is authorized to grant to Participants, either alone or in addition to other awards granted under the Plan, awards of Common Shares or other securities of the Company or any subsidiary of the Company and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of the Company or any subsidiary of the Company ("other stock unit awards"). Other stock unit awards may be paid in cash, Common Shares, other property or in a combination thereof, as the Committee shall determine.

    9.2 The Committee shall determine the Participants to whom other stock unit awards are to be made, the times at which such awards are to be made, the number of shares to be granted pursuant to such awards and all other conditions of such awards. The provisions of other stock unit awards need not be the same with respect to each recipient. The Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the Common Shares or other securities prior to the later of the date on which the Common Shares or other securities are issued, or the date on which any applicable restrictions, performance or deferral period lapses. Common Shares (including securities convertible into Common Shares) and other securities granted pursuant to other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Common Shares (including securities convertible into Common Shares) and other securities purchased pursuant to purchase rights granted pursuant to other stock unit awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the fair market value of such Common Shares or other securities on the date of grant, unless the Committee otherwise elects.

10. NONASSIGNABILITY OF AWARDS.
    No award granted under the Plan shall be assigned, transferred, pledged or otherwise encumbered by a Participant, otherwise than (a) by will, (b) by designation of a beneficiary after death, (c) by the laws of descent and distribution or (d) to the extent permitted by the Committee, by gift. Each award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative or, in the case of a gift permitted by the Committee, by the recipient of the gift.

11. DEFERRALS OF AWARDS.
    The Committee may permit Participants to defer the distribution of all or part of any award in accordance with such terms and conditions as the Committee shall establish.

12. PROVISIONS UPON CHANGE OF CONTROL.
    In the event of a Change in Control occurring on or after the Effective Date, the provisions of this Section 12 will supersede any conflicting provisions of the Plan.

    12.1 In the event of a Change in Control, all outstanding stock options and SARs under Sections 5 and 6 of the Plan shall become exercisable in full and the restrictions otherwise applicable to any common shares awarded as restricted stock under Section 7 of the Plan shall lapse; further, unless the Committee shall revoke such an entitlement prior to a Change in Control, any optionee who is deemed by the Committee to be a statutory officer ("insider") for purposes of
Section 16 of the 1934 Act shall be entitled to receive in lieu of exercise of any stock option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate price of such option, or portion thereof, and (a) in the event of a tender offer or similar event, the final offer price per share paid for Common Shares times the number of Common Shares covered by the option or portion thereof, or (b) the aggregate value of the Common Shares covered by the stock option.

    In the event of a tender offer in which fewer than all Common Shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the Common Shares covered by a stock option as results from multiplying such Common Shares by a fraction, the numerator of which is the number of Common Shares acquired pursuant to the offer and the denominator of which is the

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12. PROVISIONS UPON CHANGE OF CONTROL. (CONTINUED)
number of Common Shares tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of a stock option shall be affected by this provision, all or such portion of the stock option shall be terminated.

    12.2 In the event of a Change in Control, a pro rata portion of all outstanding awards under Sections 8 and 9 of the Plan, whether in the form of Performance Shares or Units, shall be paid to each Participant within five business days of such Change in Control. The pro rata portion of such awards to be paid shall equal the full present value of each such award as of the first day of the month in which such Change in Control occurs multiplied by a ratio, the numerator of which shall equal the number of full and partial months (including the month in which any Change in Control occurs) since the date of the award and the denominator of which shall equal the number of months in the applicable performance period.

    12.3 For purposes of this Section 12, a "Change in Control" of the Company means and shall be deemed to occur if:

       (a) a tender shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company;

       (b) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the 1934 Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;

       (c) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary;

       (d) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) of the 1934 Act, shall acquire 20% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), or a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) of the 1934 Act, controls in any manner the election of a majority of the directors of the Company; or

       (e) within any period of two consecutive years commencing on or after the effective date of the Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) pursuant to the 1934 Act.

    12.4 In the event of a Change in Control, the provisions of this Section 12 may not be amended on or subsequent to the Change in Control in any manner whatsoever which would be adverse to one or more Participants without the consent of each Participant who would be so affected; provided, however, the Board may make minor or administrative changes to this Section 12 or changes to conform to applicable legal requirements.

13. ADJUSTMENTS.
    13.1 In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed

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13. ADJUSTMENTS. (CONTINUED)
under the Plan and in the number, class and option price or other price of shares subject to the outstanding awards granted under the Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

    13.2 The Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry it into effect.

14. BOARD OF DIRECTORS.
    Notwithstanding any other provisions hereof to the contrary, the Board may assume responsibilities otherwise assigned to the Committee and may amend, alter or discontinue the Plan or any portion thereof at any time, provided that no such action shall impair the rights of a Participant without the Participant's consent and provided that no amendment shall be made without shareholder approval which shall (a) increase the total number of shares reserved for issuance pursuant to the Plan; (b) change the class of eligible Participants; or
(c) materially increase the benefits under the Plan.

15. WITHHOLDING.
    To the extent required by applicable federal, state, local or foreign law, the recipient of an award under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding obligations that arise in connection with the award and the Company shall have the right to withhold from any cash award the amount necessary, or retain from any award in the form of Common Shares a sufficient number of Common Shares, to satisfy the applicable withholding tax obligation. Unless otherwise provided in the applicable award agreement, a Participant may satisfy any tax withholding obligation by any of the following means or any combination thereof: (a) by a cash payment to the Company, (b) by delivering to the Company Common Shares owned by the Participant or (c) with the consent of the Committee, by authorizing the Company to retain a portion of the Common Shares otherwise issuable to the Participant pursuant to the exercise or vesting of the award.

16. PREDECESSOR PLANS.
    The Plan is intended to supersede the Predecessor Plans for all awards made after the Effective Date. Awards under the Predecessor Plans which are outstanding on the Effective Date will not be affected by the Plan, provided that the Committee, in its discretion, may permit transfers by gift of options granted under the Predecessor Plans, subject to such terms and conditions as the Committee may prescribe.

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